UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2006
WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive, Lake Forest, California (Address of Principal Executive Offices)		92630 (Zip Code)
Registrant’s telephone number, including area code: (949) 672-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.
At an investment conference on Tuesday, March 14, 2006, Company executives will provide investors with an update regarding its guidance for the March quarter and on current conditions in the hard drive industry. Specifically, the Company expects to communicate the following:
The Company is re-affirming its guidance for the third fiscal quarter ending March 31, 2006, with expectations of:
•	Revenue between $1.025 billion and $1.075 billion.

•	Gross margin percentage of approximately 19%.

•	GAAP earnings per share of between $0.36 and $0.40.
     As is typical, pricing and demand dynamics for the month of March will determine the Company’s financial performance for the March quarter.
Regarding industry conditions and new products and technologies, the Company will reiterate that:
•	As expected, demand in the desktop hard drive market in the March quarter is reflecting the typical seasonal downtick from the stronger December quarter.

•	The Company’s non-desktop business and associated new product momentum continues, helping to partially offset the March quarter seasonal patterns.

•	Price declines have remained within expectations for the quarter.

•	OEM demand and sell-through in the distribution channel are tracking to expectations. The demand outlook for calendar 2006 remains strong in the key markets served by the Company, which include the desktop, mobile, DVR, branded products, and enterprise SATA markets.

•	Weeks of inventory in the distribution channel for the industry and for the Company are within the long-stated manageable range of 4 to 6 weeks.

•	The Company’s programs for products incorporating 160 gigabyte per platter and perpendicular magnetic recording technologies continue to progress on plan.
     This Form 8-K contains forward-looking statements, including statements concerning conditions in the hard drive industry, the Company’s expectations regarding pricing, inventory levels, demand for hard drives, the progress of the Company’s next generation technology programs and the effects of seasonality in the March quarter, and the Company’s current outlook for revenue, gross margin and earnings per share for the third fiscal quarter ending March 31, 2006. These forward-looking statements are based on current management expectations and are subject to important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, including: pricing trends and fluctuations in average selling prices (ASPs), actions by competitors, changes in the availability and cost of specialized product components; supply and demand conditions in the hard drive industry; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets; difficulties in reducing yield losses from complex manufacturing processes; business conditions and growth in the desktop, notebook, consumer electronics, handheld applications and enterprise SATA markets; and other risks and uncertainties listed in the Company’s recent Form 10-Q filed with the SEC on February 8, 2006, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION
By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary

Dated: March 14, 2006